EXHIBIT 11
                                                                     Page 1 of 2

                            INTEGRAMED AMERICA, INC.
                COMPUTATION OF NET LOSS PER SHARE OF COMMON STOCK
               All amounts in thousands, except per share amounts


                                                                            December 31,
                                                        -----------------------------------------------------
Primary                                                 1996        1995        1994         1993        1992
-------                                                 ----        ----        ----         ----        ----
Net (loss) income .............................       $(1,490)    $   70      $  (814)     $(4,597)    $(1,956)
Less: Dividends accrued and/or paid
on Preferred Stock.............................          (132)      (600)      (1,146)        (748)        --
Add: Interest on promissory notes .............           --         --           --           --           29
                                                      -------     ------      -------      -------     -------
Net loss applicable to Common Stock
before consideration for induced
conversion of Preferred Stock .................       $(1,622)    $ (530)     $(1,960)     $(5,345)    $(1,927)
Assumed value of Common Stock issued
to induce conversion of Preferred Stock,
net of the reversal of $973,000 of accrued
Preferred Stock dividends......................         3,292        --           --           --          --
                                                      -------     ------      -------      -------     -------
Net loss for computation ......................       $(4,914)    $ (530)     $(1,960)     $(5,345)    $(1,927)
                                                      =======     ======      =======      =======     =======
Net loss per share of Common Stock
before consideration for induced
conversion of Preferred Stock .................       $ (0.21)    $(0.09)     $ (0.32)     $ (2.01)    $ (0.94)
Assumed per share value of
conversion inducement..........................          0.47        --           --           --          --
                                                      -------     ------      -------      -------     -------
Net loss per share of Common Stock.............       $ (0.68)    $ (.09)     $ (0.32)     $ (2.01)    $ (0.94)
                                                      =======     ======      =======      =======     =======
Weighted average number of shares
of Common Stock outstanding....................         7,602      6,087        6,081        2,654       2,007

Add: Common equivalent shares (determined
using the "treasury stock" method)
representing incremental shares
issuable upon assumed exercise of
options and warrants using average
or ending market price ........................           --         --           --           --           35
                                                      -------     ------      -------      -------     -------
Average number of common stock
and common stock equivalents outstanding ......         7,602      6,087        6,081        2,654       2,042
                                                      =======     ======      =======      =======     =======

                                                                      EXHIBIT 11
                                                                     Page 2 of 2

                            INTEGRAMED AMERICA, INC.
                COMPUTATION OF NET LOSS PER SHARE OF COMMON STOCK
               All amounts in thousands, except per share amounts

                                                                            December 31,
                                                        -----------------------------------------------------
Fully Diluted                                           1996        1995        1994         1993        1992
-------------                                           ----        ----        ----         ----        ----
Net (loss) income applicable to
Common Stock before consideration for
induced conversion of Preferred Stock..........       $(1,490)    $   70       $ (814)     $(4,597)    $(1,956)
Assumed value of Common Stock issued to
induce conversion of Preferred Stock, net
of the reversal of  $973,000 of accrued
Preferred Stock dividends .....................         3,292        --           --           --          --
Add: Interest on promissory notes..............           --         --           --           --           29
                                                      -------     ------       ------      -------     -------
Net (loss) income for computation..............       $(4,782)    $   70       $ (814)     $(4,597)    $(1,927)
                                                      =======     ======       ======      =======     =======
Weighted average number of shares
of Common Stock outstanding ...................         7,602      6,087        6,081        2,654       2,007
Add: Common equivalent shares
(determined using the "treasury stock"
method) representing incremental shares
issuable upon assumed exercise of options
and warrants using average or
ending market price ...........................           197        508           27           46          35
Shares of Common Stock issued upon
assumed conversion of
Preferred Stock ...............................           250        980          989        2,200         --
                                                      -------     ------       ------      -------     -------
Average number of shares of Common
Stock and Common Stock
equivalents outstanding .......................         8,049      7,575        7,097        4,900       2,042
                                                      =======     ======       ======      =======     =======
Net loss per share of Common Stock
before consideration for induced
conversion of Preferred Stock .................       $ (0.18)    $ 0.01       $(0.11)         --      $ (0.94)
Assumed per share value of
conversion inducement..........................          0.47        --           --           --          --
                                                      -------     ------       ------      -------     -------
Net loss per share of Common Stock
and Common Stock Equivalents ..................       $ (0.65)    $ 0.01       $(0.11)     $ (0.94)    $ (0.94)
                                                      =======     ======       ======      =======     =======